UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2007

B of I HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 7.01: Regulation FD Disclosure

Item 9.01 Financial Statements Pro Forma Financial Information and Exhibits
(d) Exhibits

Exhibit 99.1 Press Release dated May 23, 2007.

Exhibit 99.2 Investor Slide Show dated May 24, 2007.

SIGNATURE

Item 7.01 Regulation FD Disclosure.

BofI Holding, Inc. (the “Registrant”) is presenting two slide shows on Thursday, May 24, 2007. The first presentation will be at the The Wall Street Analysts Forums’ 18th Annual Analyst Conference on at 11:10 a.m EDT. The second presentation will be at ACB’s Community Bank Investor Conference at 2:55 p.m. EDT. A copy of the information in the slide shows is attached below and is incorporated herein by reference. This Form 8-K and the information attached below shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Registrant that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant or any of its affiliates. The information in the materials is presented as of May 23, 2007, and the Registrant does not assume any obligation to update such information in the future.

Safe Harbor Statement

Statements contained in the slide show presentation that state expectations or predictions about the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. The Registrant’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include “Risk Factors” and the other factors appearing in the documents that the Registrant has filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements Pro Forma Financial Information and Exhibits.

(d) Exhibits

Press Release of B of I Holding, Inc. dated May 23, 2007

Investor Slide show dated May 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B of I HOLDING, INC.

Date: May 23, 2007	By:	/s/ Gary Lewis Evans
Gary Lewis Evans
President and Chief Executive Officer